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                                                                    Exhibit 4(b)

                                     FORM OF

                     PRINCIPAL-PROTECTED TRUST CERTIFICATES
                               GUARANTEE AGREEMENT

                       SAFETY FIRST TRUST SERIES [2006-1]

                            Dated as of    , 2006

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                                TABLE OF CONTENTS

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                                                                                                             PAGE
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1   Definitions and Interpretation............................................................        1

                                   ARTICLE II
                               TRUST INDENTURE ACT

Section 2.1   Trust Indenture Act: Application..........................................................        4
Section 2.2   Lists of Holders of Securities............................................................        4
Section 2.3   Reports by the Certificate Guarantee Trustee..............................................        4
Section 2.4   Periodic Reports to Certificate Guarantee Trustee.........................................        4
Section 2.5   Evidence of Compliance with Conditions Precedent..........................................        5
Section 2.6   Events of Default; Waiver.................................................................        5
Section 2.7   Events of Default; Notice.................................................................        5
Section 2.8   Conflicting Interests.....................................................................        5

                                   ARTICLE III
           POWERS, DUTIES AND RIGHTS OF CERTIFICATE GUARANTEE TRUSTEE

Section 3.1   Powers and Duties of the Certificate Guarantee Trustee....................................        6
Section 3.2   Certain Rights of Certificate Guarantee Trustee...........................................        7
Section 3.3   Not Responsible for Recitals or Issuance of Guarantee.....................................        9

                                   ARTICLE IV
                          CERTIFICATE GUARANTEE TRUSTEE

Section 4.1   Certificate Guarantee Trustee; Eligibility................................................        9
Section 4.2   Appointment, Removal and Resignation of Certificate Guarantee Trustees....................       10

                                    ARTICLE V
                                    GUARANTEE

Section 5.1   Guarantee.................................................................................       11
Section 5.2   Waiver of Notice and Demand...............................................................       11
Section 5.3   Obligations Not Affected..................................................................       11
Section 5.4   Guarantee of Payment......................................................................       12
Section 5.5   Subrogation...............................................................................       12
Section 5.6   Independent Obligations...................................................................       12

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                                TABLE OF CONTENTS
                                  (continued)

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
                                   ARTICLE VI
                               CITIGROUP GUARANTEE

Section 6.1   Citigroup Guarantee.......................................................................       13
Section 6.2   Waiver of Notice and Demand...............................................................       13
Section 6.3   Obligations Not Affected..................................................................       13
Section 6.4   Address for Payment.......................................................................       13
Section 6.5   Waiver of Defense.........................................................................       13
Section 6.6   Partial Payment...........................................................................       14
Section 6.7   Subrogation...............................................................................       15

                                   ARTICLE VII
                                RIGHTS OF HOLDERS

Section 7.1   Rights of Holders.........................................................................       15

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1   Termination...............................................................................       15

                                   ARTICLE IX
                                 INDEMNIFICATION

Section 9.1   Exculpation...............................................................................       16
Section 9.2   Indemnification...........................................................................       16

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1  Successors and Assigns....................................................................       16
Section 10.2  Amendments................................................................................       17
Section 10.3  Merger, Consolidation and Sale of Assets..................................................       17
Section 10.4  Notices...................................................................................       17
Section 10.5  Benefit...................................................................................       18
Section 10.6  Governing Law                                                                                    18

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            This GUARANTEE AGREEMENT (the "CERTIFICATE GUARANTEE"), dated as of
      , is executed and delivered by Citigroup Funding Inc., a Delaware corporation (together with any successors by way of merger, the "GUARANTOR"), Citigroup Inc., a Delaware corporation (together with any successors by way of merger, "CITIGROUP"), and U.S. Bank National Association, as trustee (the "CERTIFICATE GUARANTEE TRUSTEE"), for the benefit of the Holders (as defined herein) from time to time of the Certificates (as defined herein) of Safety First Trust Series [2006-1], a Delaware statutory trust (the "ISSUER").

            WHEREAS, pursuant to an Amended and Restated Declaration of Trust
(the "DECLARATION"), dated as of     , among the trustees of the Issuer named
therein, the Guarantor, as sponsor, Citigroup, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is
issuing on the date hereof     preferred securities designated the
Principal-Protected Trust Certificates (the "CERTIFICATES");

            WHEREAS, as incentive for the Holders to purchase the Certificates, each of the Guarantor and Citigroup desires irrevocably and unconditionally to agree, to the extent set forth in this Certificate Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the purchase by each Holder of Certificates, which purchase the Guarantor and Citigroup hereby agree shall benefit the Guarantor and Citigroup, the Guarantor and Citigroup execute and deliver this Certificate Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

In this Certificate Guarantee, unless the context otherwise requires:

            (a) capitalized terms used in this Certificate Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) a term defined anywhere in this Certificate Guarantee has the same meaning throughout;

            (c) all references to "THE CERTIFICATE GUARANTEE" or "THIS CERTIFICATE GUARANTEE" are to this Certificate Guarantee as modified, supplemented or amended from time to time;

            (d) all references in this Certificate Guarantee to Articles and Sections are to Articles and Sections of this Certificate Guarantee, unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Certificate Guarantee, unless otherwise defined in this Certificate Guarantee or unless the context otherwise requires; and

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            (f) a reference to the singular includes the plural and vice versa.

            "ACCELERATED MATURITY DATE" has the meaning specified in the Declaration.

            "ACCELERATED MATURITY PAYMENT" has the meaning specified in the Declaration.

            "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "AUTHORIZED OFFICER" of a Person means any Person that is authorized to bind such Person.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are permitted or required by any applicable law to close.

            "CERTIFICATE GUARANTEE TRUSTEE" means U.S. Bank National Association, until a Successor Certificate Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Certificate Guarantee and thereafter means each such Successor Certificate Guarantee Trustee.

            "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer.

            "CORPORATE TRUST OFFICE" means the office of the Certificate Guarantee Trustee at which the corporate trust business of the Certificate Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 100 Wall Street, 16th Floor, New York, New York 10005, Attn: Marlene J. Fahey - Safety First Trust Series [2006-1].

            "COVERED PERSON" means any Holder or beneficial owner of Certificates.

            "EVENT OF DEFAULT" means a default by the Guarantor or Citigroup, as applicable, on any of its payment or other obligations under this Certificate Guarantee.

            "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Certificates, to the extent not paid or made by the Issuer or the Guarantor: (i) any Maturity Payment that is required to be made in respect of the Certificates, to the extent the Issuer has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of the Certificates, to the extent the Issuer has funds available therefor, (iii) any other distribution that is required to be made on the Certificates in respect of any interest paid on the Securities, to the extent the Issuer has funds available therefor, and (iv) any other remaining assets of the Issuer payable to the Holders of the Certificates upon liquidation of the Issuer.

            "HOLDER" shall mean any holder, as registered on the books and records of the Issuer, of any Certificate; provided, however, that in determining whether the holders of the

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requisite percentage of Certificates have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or Citigroup, or any Affiliate of the Guarantor or Citigroup.

            "INDEMNIFIED PERSON" means the Certificate Guarantee Trustee, any Affiliate of the Certificate Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Certificate Guarantee Trustee.

            "INSTITUTIONAL TRUSTEE" means the trustee under the Declaration.

            "MAJORITY OF THE CERTIFICATES" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, holding Certificates representing more than 50% of the aggregate beneficial interests represented by all outstanding Certificates.

            "MATURITY PAYMENT" has the meaning specified in the Declaration.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Certificate Guarantee shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "RESPONSIBLE OFFICER" means, with respect to the Certificate Guarantee Trustee, any officer within the Corporate Trust Office of the Certificate Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, trust officer or other officer of the Corporate Trust Office of the Certificate Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and, in any case, that has direct responsibility for the administration of this Certificate Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

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            "SECURITIES" has the meaning specified in the Declaration.

            "SUCCESSOR CERTIFICATE GUARANTEE TRUSTEE" means a successor Certificate Guarantee Trustee possessing the qualifications to act as Certificate Guarantee Trustee under Section 4.1.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act: Application

            (a) This Certificate Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Certificate Guarantee and shall, to the extent applicable, be governed by such provisions; and

            (b) if and to the extent that any provision of this Certificate Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2 Lists of Holders of Securities

            (a) The Guarantor shall provide the Certificate Guarantee Trustee with a list, in such form as the Certificate Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("LIST OF HOLDERS") as of such date, (i) within one Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Certificate Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Certificate Guarantee Trustee by the Guarantor. The Certificate Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The Certificate Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312 (b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Certificate Guarantee Trustee

            Within 60 days after April 15 of each year, the Certificate Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Certificate Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to Certificate Guarantee Trustee

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            Unless available on EDGAR, Citigroup shall provide to the
Certificate Guarantee Trustee, within 30 days after Citigroup shall be required to file the same with the Commission, copies of such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act. In addition, each of the Guarantor, Citigroup and the Issuer shall furnish annually to the Guarantee Trustee, within 120 days after the end of each fiscal year, the compliance certificate required by Section 314 of the Trust Indenture Act in the form and in the manner required by the Trust Indenture Act. Unless otherwise required by the Trust Indenture Act, such compliance certificate may be in the form of a joint certificate by any of the Guarantor, Citigroup and the Issuer and shall satisfy the requirement under the Declaration to provide such a compliance certificate to the Institutional Trustee.

SECTION 2.5 Evidence of Compliance with Conditions Precedent

            The Guarantor and Citigroup shall provide to the Certificate Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Certificate Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver

            The Holders of a Majority of Certificates may, by vote, on behalf of the Holders of all of the Certificates, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Certificate Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Events of Default; Notice

            (a) The Certificate Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Certificate Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the Certificate Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Certificate Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

            (b) The Certificate Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Certificate Guarantee Trustee shall have received written notice of such Event of Default or a Responsible Officer of the Certificate Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge of such Event of Default.

SECTION 2.8 Conflicting Interests

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            The Declaration shall be deemed to be specifically described in this
Certificate Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                          CERTIFICATE GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the Certificate Guarantee Trustee

            (a) This Certificate Guarantee shall be held by the Certificate Guarantee Trustee for the benefit of the Holders, and the Certificate Guarantee Trustee shall not transfer its right, title and interest in this Certificate Guarantee to any Person except a Holder exercising his or her rights pursuant to
Section 7.1(b) or to a Successor Certificate Guarantee Trustee on acceptance by such Successor Certificate Guarantee Trustee of its appointment to act as Successor Certificate Guarantee Trustee. The right, title and interest of the Certificate Guarantee Trustee shall automatically vest in any Successor Certificate Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Certificate Guarantee Trustee.

            (b) If an Event of Default actually known to a Responsible Officer of the Certificate Guarantee Trustee has occurred and is continuing, the Certificate Guarantee Trustee shall enforce this Certificate Guarantee for the benefit of the Holders of the Certificates.

            (c) The Certificate Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Certificate Guarantee, and no implied covenants shall be read into this Certificate Guarantee against the Certificate Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Certificate Guarantee Trustee, the Certificate Guarantee Trustee shall exercise such of the rights and powers vested in it by this Certificate Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Certificate Guarantee shall be construed to relieve the Certificate Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

            (A) the duties and obligations of the Certificate Guarantee Trustee shall be determined solely by the express provisions of this Certificate Guarantee, and the Certificate Guarantee Trustee shall not be liable except for the performance of such

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      duties and obligations as are specifically set forth in this Certificate
      Guarantee, and no implied covenants or obligations shall be read into this Certificate Guarantee against the Certificate Guarantee Trustee; and

            (B) in the absence of bad faith on the part of the Certificate Guarantee Trustee, the Certificate Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Certificate Guarantee Trustee and conforming to the requirements of this Certificate Guarantee, but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Certificate Guarantee Trustee, the Certificate Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Certificate Guarantee;

            (ii) the Certificate Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Certificate Guarantee Trustee, unless it shall be proved that the Certificate Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Certificate Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Guarantee Trustee, or exercising any trust or power conferred upon the Certificate Guarantee Trustee under this Certificate Guarantee;

            (iv) no provision of this Certificate Guarantee shall require the Certificate Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Certificate Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Certificate Guarantee or indemnity, reasonably satisfactory to the Certificate Guarantee Trustee, against such risk or liability is not reasonably assured to it;

            (v) the granting of any right to the Certificate Guarantee Trustee hereunder shall not, subject to the following, be deemed to impose on the Certificate Guarantee Trustee an obligation to exercise such rights subject to Section 3.1(d)(vi); and

            (vi) the Certificate Guarantee Trustee shall not be obligated to exercise any remedy or take any action hereunder unless directed to do so by the holders of a Majority of the Certificates and shall have no liability for its failure to act pending receipt by it of any such direction.

            This Section 3.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

SECTION 3.2 Certain Rights of Certificate Guarantee Trustee

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            (a) Subject to the provisions of Section 3.1:

            (i) The Certificate Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor or Citigroup contemplated by this Certificate Guarantee shall be sufficiently evidenced by an Officers' Certificate.

            (iii) Whenever, in the administration of this Certificate Guarantee, the Certificate Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Certificate Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor or Citigroup, as applicable.

            (iv) The Certificate Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

            (v) The Certificate Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or Citigroup or any of their respective Affiliates and may include any of its employees. The Certificate Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Certificate Guarantee from any court of competent jurisdiction.

            (vi) The Certificate Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Certificate Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Certificate Guarantee Trustee such security and indemnity, reasonably satisfactory to the Certificate Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Certificate Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Certificate Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Certificate Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Certificate Guarantee.

            (vii) The Certificate Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement,

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      instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Certificate Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (viii) The Certificate Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Certificate Guarantee Trustee or its agents hereunder shall bind the Holders of the Certificates, and the signature of the Certificate Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Certificate Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Certificate Guarantee, both of which shall be conclusively evidenced by the Certificate Guarantee Trustee's or its agent's taking such action.

            (x) Whenever in the administration of this Certificate Guarantee the Certificate Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Certificate Guarantee Trustee (i) may request instructions from the Holders of a Majority of the Certificates, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (b) No provision of this Certificate Guarantee shall be deemed to impose any duty or obligation on the Certificate Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Certificate Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Certificate Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee

            The recitals contained in this Guarantee shall be taken as the statements of the Guarantor and Citigroup, and the Certificate Guarantee Trustee does not assume any responsibility for their correctness. The Certificate Guarantee Trustee makes no representation as to the validity or sufficiency of this Certificate Guarantee.

                                   ARTICLE IV
                          CERTIFICATE GUARANTEE TRUSTEE

SECTION 4.1 Certificate Guarantee Trustee; Eligibility

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            (a) There shall at all times be a Certificate Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor or Citigroup; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
      Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Certificate Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Certificate Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c) If the Certificate Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Certificate Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of Certificate Guarantee
Trustees

            (a) Subject to Section 4.2(b), the Certificate Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor or Citigroup.

            (b) The Certificate Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Certificate Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Certificate Guarantee Trustee and delivered to the Guarantor and Citigroup.

            (c) The Certificate Guarantee Trustee appointed to office shall hold office until a Successor Certificate Guarantee Trustee shall have been appointed or until its removal or resignation. The Certificate Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Certificate Guarantee Trustee and delivered to the Guarantor and Citigroup, which resignation shall not take effect until a Successor Certificate Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Certificate Guarantee Trustee and delivered to the Guarantor, Citigroup and the resigning Certificate Guarantee Trustee.

            (d) If no Successor Certificate Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor and Citigroup of an instrument of resignation, the resigning Certificate Guarantee

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Trustee may petition any court of competent jurisdiction for appointment of a
Successor Certificate Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Certificate Guarantee Trustee.

            (e) No Certificate Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Certificate Guarantee Trustee.

            (f) Upon termination of this Certificate Guarantee or removal or resignation of the Certificate Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Certificate Guarantee Trustee all amounts accrued and owing to such Certificate Guarantee Trustee to the date of such termination, removal or resignation.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1 Guarantee

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand

            The Guarantor hereby waives notice of acceptance of this Certificate Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3 Obligations Not Affected

            The obligations, covenants, agreements and duties of the Guarantor under this Certificate Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Certificates to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Maturity Payment or Accelerated Maturity Payment, as the case may be, any other distribution that is required to be made on the Certificates in respect of any interest paid on the Securities or any other sums payable under the terms of the Certificates or the extension of time

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for the performance of any other obligation under, arising out of, or in connection with, the Certificates;

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Certificates, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e) any invalidity of, or defect or deficiency in, the Certificates;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Guarantee of Payment

            This Certificate Guarantee creates a guarantee of payment and not of collection.

SECTION 5.5 Subrogation

            The Guarantor shall be subrogated to all rights of the Holders of Certificates and the Certificate Guarantee Trustee against the Issuer, as applicable, in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of this Certificate Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Maturity Payment or the Accelerated Maturity Payment, as the case may be, any other distribution that is required to be made on the Certificates in respect of any interest paid on the Securities and any other sums payable in respect of all Certificates issued under the Declaration shall have been paid in full.

SECTION 5.6 Independent Obligations

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Certificates, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this

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Certificate Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                               CITIGROUP GUARANTEE

SECTION 6.1 Citigroup Guarantee

            Citigroup does hereby fully and unconditionally guarantee (the "CITIGROUP GUARANTEE") to the Holders the payment of the Guarantee Payments when due, in accordance with the provisions of this Certificate Guarantee.

SECTION 6.2 Waiver of Notice and Demand

            Citigroup hereby waives notice of acceptance of the Citigroup Guarantee and of default of performance by the Guarantor, and hereby agrees that payment under the Citigroup Guarantee shall be subject to no condition other than the giving of a written request for payment, stating the fact of default of performance, at the address provided in Section 10.4(c). This Citigroup Guarantee is a guarantee of payment and not of collection.

SECTION 6.3 Obligations Not Affected

            The obligations of Citigroup under the Citigroup Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Certificates; (2) any waiver of any event of default, extension of time or failure to enforce any of the Certificates; or (3) any extension, moratorium or other relief granted to the Issuer or the Guarantor pursuant to any applicable law or statute.

SECTION 6.4 Address for Payment

            Citigroup shall be obligated to make payment under the Citigroup Guarantee, for the benefit of the Holders, at the same address as the Issuer is obligated to make payment.

SECTION 6.5 Waiver of Defense

            (a) Subject to subsection (b) below, Citigroup hereby agrees that

                  (i) the Guarantee Payments will be paid strictly in accordance with the terms of this Certificate Guarantee, regardless of the value, genuineness, validity, regularity or enforceability of the Certificates, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Certificate Guarantee Trustee with respect thereto, and

                  (ii) the liability of Citigroup to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly

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waived by Citigroup) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to Citigroup or otherwise, whether based upon any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing, irrespective of:

            (A) any lack of validity or enforceability of any agreement or instrument relating to the Certificates;

            (B) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Certificates, or any other amendment or waiver of or consent to any departure from any other agreement relating to any Certificate;

            (C) any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness;

            (D) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer and/or the Guarantor in respect of the Certificates;

            (E) the absence of any action on the part of the Certificate Guarantee Trustee to obtain payment of the Certificates from the Issuer and/or the Guarantor;

            (F) any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of the Guarantor, including, without limitation, rejection of the Certificates in such bankruptcy; or

            (G) the absence of notice or any delay in any action to enforce any Certificate or to exercise any right or remedy against the Issuer, the Guarantor or Citigroup, whether hereunder, under any Certificate or any agreement or any indulgence, compromise or extension granted.

            (b) Notwithstanding anything to the contrary in this Certificate Guarantee, Citigroup does not waive any defense that would be available to the Issuer and/or the Guarantor based on, among other things, a breach, default or misrepresentation by the Certificate Guarantee Trustee, or failure of any condition to the Issuer's and/or the Guarantor's obligations under the Declaration or this Certificate Guarantee, or the illegality of any provision of the Declaration or this Certificate Guarantee.

SECTION 6.6 Partial Payment

            Citigroup further agrees that, to the extent that the Issuer, the Guarantor or Citigroup makes a payment or payments to the Holders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Issuer, the Guarantor or Citigroup or their respective estate, trustee,

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receiver or any other party under any federal bankruptcy laws, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Citigroup Guarantee and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 6.7 Subrogation

            Citigroup shall be subrogated to all rights of the Holders of Certificates and the Certificate Guarantee Trustee against the Issuer and the Guarantor, as applicable, in respect of any amounts paid to such Holders by Citigroup pursuant to the provisions of the Citigroup Guarantee; provided, however, that Citigroup shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Maturity Payment or the Accelerated Maturity Payment, as the case may be, any other distribution that is required to be made on the Certificates in respect of any interest paid on the Securities and any other sums payable in respect of all Certificates issued under the Declaration shall have been paid in full.

                                   ARTICLE VII
                                RIGHTS OF HOLDERS

SECTION 7.1       Rights of Holders

            (a) The Holders of a Majority of the Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Guarantee Trustee in respect of this Certificate Guarantee or exercising any trust or power conferred upon the Certificate Guarantee Trustee under this Certificate Guarantee.

            (b) If the Certificate Guarantee Trustee fails to enforce its rights under this Certificate Guarantee, any Holder may directly institute a legal proceeding against the Guarantor or Citigroup, as applicable, to enforce the Certificate Guarantee Trustee's rights under this Certificate Guarantee, without first instituting a legal proceeding against the Issuer, the Certificate Guarantee Trustee or any other Person or entity.

            (c) A Holder of Certificates may also directly institute a legal proceeding against the Guarantor or Citigroup, as applicable, to enforce such Holder's right to receive payment under this Certificate Guarantee without first
(i) directing the Certificate Guarantee Trustee to enforce the terms of this Certificate Guarantee or (ii) instituting a legal proceeding directly against the Issuer or any other Person or entity.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.1 Termination

            This Certificate Guarantee shall terminate upon the earliest to occur of (i) full payment of the Maturity Payment, (ii) full payment of the Accelerated Maturity Payment on an Accelerated Maturity Date to the Holders of the Certificates and the Common Securities and (iii)

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full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Certificate Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Certificates or under this Certificate Guarantee.

                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.1 Exculpation

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor, Citigroup or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Certificate Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Certificate Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and Citigroup, and upon such information, opinions, reports or statements presented to the Guarantor or Citigroup by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor or Citigroup, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

SECTION 9.2 Indemnification

            The Guarantor and Citigroup jointly and severally agree to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 9.2 shall survive the termination of this Certificate Guarantee.

                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1 Successors and Assigns

            All guarantees and agreements contained in this Certificate Guarantee shall bind the successors, assigns, receivers, trustees and representatives of each of the Guarantor and Citigroup and shall inure to the benefit of the Holders of the Certificates then outstanding.

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SECTION 10.2 Amendments

            Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Certificate Guarantee may be amended only with the prior approval of the Holders of not less than a Majority of the Certificates. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 10.3 Merger, Consolidation and Sale of Assets

            (a) Neither the Guarantor nor Citigroup will consolidate with any other entity or accept a merger of any other entity into the Guarantor or Citigroup, as applicable, or permit the Guarantor or Citigroup, as applicable, to be merged into any other entity, or sell other than for cash or lease all or substantially all its assets to another entity, or purchase all or substantially all the assets of another entity, unless (i) either the Guarantor or Citigroup, as applicable, shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Guarantor or Citigroup, as applicable) shall expressly assume, by Certificate guarantee agreement supplemental hereto satisfactory to the Certificate Guarantee Trustee, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the full, irrevocable and unconditional guarantee of the payment of the Guarantee Payments when due, and the performance and observance of all other obligations of the Guarantor or Citigroup, as applicable, to the Holders and the Certificate Guarantee Trustee under this Certificate Guarantee, all in accordance with the terms hereof; and (ii) immediately after such consolidation, merger, sale, lease or purchase the Guarantor or Citigroup, as applicable, or the successor, transferee or lessee entity (if other than the Guarantor or Citigroup, as applicable), would not be in default in the performance of any covenant or condition of this Certificate Guarantee. A purchase by a subsidiary of all or substantially all of the assets of another entity shall not be deemed to be a purchase of such assets by the Guarantor or Citigroup, as applicable.

            (b) Upon any consolidation with or merger into any other entity, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor or Citigroup, as applicable, in accordance with this Section 10.3, the successor entity formed by such consolidation or into or with which the Guarantor or Citigroup, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or Citigroup, as applicable, under this Certificate Guarantee with the same effect as if such successor entity had been named as the Guarantor or Citigroup, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Guarantor or Citigroup, as applicable, shall be relieved of all obligations and covenants under this Certificate Guarantee.

SECTION 10.4 Notices

            All notices provided for in this Certificate Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail postage prepaid as follows:

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            (a) If given to the Certificate Guarantee Trustee, at the
Certificate Guarantee Trustee's mailing address set forth below (or such other address as the Certificate Guarantee Trustee may give notice of to the Holders):

                  U.S. Bank National Association
                  100 Wall Street, 16th Floor,
                  New York, New York 10005
                  Attn: Marlene J. Fahey - Safety First Trust Series [2006-1]

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                  Citigroup Funding Inc.
                  388 Greenwich Street
                  New York, New York  10013

            (c) If given to Citigroup, at Citigroup's mailing address set forth below (or such other address as Citigroup may give notice of to the Holders):

                  Citigroup Inc.
                  Office of Corporate Treasury
                  153 East 53rd Street, 6th Floor
                  New York, New York  10043
                  Attention:  Treasurer

            (d) If given to any Holder, at the address set forth on the books and records of the Issuer.

            All notices provided for in this Certificate Guarantee shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 10.5 Benefit

            This Certificate Guarantee is solely for the benefit of the Holders of the Certificates and, subject to Section 3.l(a), is not separately transferable from the Certificates.

SECTION 10.6 Governing Law

            THIS CERTIFICATE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICTS OF LAWS.

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            THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                CITIGROUP FUNDING INC.

                                By:_____________________________________________
                                   Name:  Geoffrey S. Richards
                                   Title: Vice President and Assistant Treasurer

                                CITIGROUP INC.

                                By:_____________________________________________
                                   Name:  Charles E. Wainhouse
                                   Title: Assistant Treasurer

                                U.S. BANK NATIONAL ASSOCIATION, as
                                   Certificate Guarantee Trustee

                                By:_____________________________________________
                                   Name:  Marlene J. Fahey
                                   Title: Vice President

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